Exhibit 99.1

AMERICAN REBEL LIGHT BEER NOW AVAILABLE ONLINE IN 40 US STATES

Nashville, TN, Feb. 13, 2025 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), creator of American Rebel Beer (americanrebelbeer.com) and a designer, manufacturer, and marketer of branded safes, personal security and self-defense products and apparel (americanrebel.com), is very excited to announce that customers across 40 US states can now order American Rebel Light Lager online at americanrebelbeer.com . American Rebel Beer has accomplished this milestone by contracting with Bevstack, a leading platform aiding adult beverage brands in expanding the brand’s e-commerce presence. A customer’s order at americanrebelbeer.com to one of the 40 compliant states is routed directly from americanrebelbeer.com to a network of over 1,300 retailers across the 40 participating states, enabling in-state shipping and timely delivery.

“Customers now have the ability to enjoy America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer across 40 US states,” said American Rebel CEO Andy Ross. “As we grow our brick-and-mortar distribution network it’s really exciting for customers in states or areas our beer is not yet physically stocked in stores to be able to buy our beer.”

“Another great benefit of being able to sell Rebel Light online is that potential investors can now try our beer,” said Andy Ross. “People love our brand and what we stand for, but they also want to love the taste of our beer. No matter how much I tell them they’re going to love it, there’s nothing like tasting it yourself.”

American Rebel Light Beer orders at americanrebelbeer.com can be shipped to Arizona, California, Colorado, Connecticut, District of Columbia, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Missouri, Montana, North Carolina, Nevada, New Hampshire, New Jersey, New Mexico, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, Texas, Vermont, Washington, West Virginia, Wisconsin and Wyoming.

About American Rebel Light Beer

Produced in partnership with AlcSource, American Rebel Light Beer (americanrebelbeer.com) is a premium domestic light lager celebrated for its exceptional quality and patriotic values. It stands out as America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

American Rebel Light is a Premium Domestic Light Lager Beer – All Natural, Crisp, Clean and Bold Taste with a Lighter Feel. With approximately 100 calories, 3.2 carbohydrates, and 4.3% alcoholic content per 12 oz serving, American Rebel Light Beer delivers a lighter option for those who love great beer but prefer a more balanced lifestyle. It’s all natural with no added supplements and importantly does not use corn, rice, or other sweeteners typically found in mass produced beers.

About Bevstack

Bevstack stands as the leading platform aiding adult beverage brands in expanding their e-commerce presence. With a three-tier compliant retail network, seamless technology, and unparalleled customer service, Bevstack is dedicated to fostering the growth and success of brands in the digital marketplace. Visit Bevstack.com for more info.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Light Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

American Rebel Holdings, Inc.
info@americanrebel.com

American Rebel Beverages, LLC
Todd Porter, President
tporter@americanrebelbeer.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of selling beer online, actual placement timing and availability of American Rebel Beer, success and availability of the promotional activities, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

tporter@americanrebelbeer.com
info@americanrebel.com